Exhibit 99.(m).6

John Hancock Funds, LLC
601 Congress Street
Boston, MA 02210-2805
June 5, 2012
To the Trustees of
John Hancock Funds
601 Congress Street
Boston, MA 02210

Re:	Rule 12b-1 Fee Waiver Letter Agreement
With reference to each of the Distribution Plans entered into by and between John Hancock Funds, LLC (the “Distributor”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:
1. The Distributor agrees to contractually waive and limit its Rule 12b-1 distribution fees and/or service fees to the extent necessary to achieve the aggregate distribution and service fees of each Fund as set forth in Appendix B hereto.
2. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statements on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Sincerely,

JOHN HANCOCK FUNDS, LLC

By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Vice President, Finance
Agreed and Accepted
on behalf of each applicable Trust listed in Appendix A

By:	/s/ Charles Rizzo
Charles Rizzo
Chief Financial Officer

     A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A
TRUSTS and Funds
JOHN HANCOCK BOND TRUST
Government Income Fund
High Yield Fund
Investment Grade Bond Fund
JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND
California Tax-Free Income Fund
JOHN HANCOCK CAPITAL SERIES
Classic Value Fund
U.S. Global Leaders Growth Fund
JOHN HANCOCK CURRENT INTEREST
Money Market Fund
JOHN HANCOCK INVESTMENT TRUST
Balanced Fund
Global Opportunities Fund
Large Cap Equity Fund
Small Cap Intrinsic Value Fund
Sovereign Investors Fund
JOHN HANCOCK INVESTMENT TRUST II
Financial Industries Fund
Regional Bank Fund
Small Cap Equity Fund
JOHN HANCOCK INVESTMENT TRUST III
Greater China Opportunities Fund
JOHN HANCOCK MUNICIPAL SECURITIES TRUST
High Yield Municipal Bond Fund
Tax-Free Bond Fund
JOHN HANCOCK SERIES TRUST
Mid Cap Equity Fund
JOHN HANCOCK SOVEREIGN BOND FUND
Bond Fund
JOHN HANCOCK STRATEGIC SERIES
Strategic Income Fund
JOHN HANCOCK TAX-EXEMPT SERIES FUND
Massachusetts Tax-Free Income Fund
New York Tax-Free Income Fund

APPENDIX B

	Classes				Expiration Date of
Fund	A	B	C	R4	Waiver/Limit
Balanced Fund	N/A	N/A	N/A	0.15%	2/28/2014[1]
Classic Value Fund	N/A	N/A	N/A	0.15%	2/28/2014[1]
Large Cap Equity Fund	N/A	N/A	N/A	0.15%	2/28/2014[1]
Money Market Fund	0.15%	N/A	N/A	N/A	7/31/2013
California Tax-Free Income Fund	N/A	0.90%	0.90%	N/A	9/30/2013[2]
High Yield Municipal Bond Fund	0.15%	0.90%	0.90%	N/A	9/30/2013[2]
Massachusetts Tax-Free Income Fund	0.15%	0.90%	0.90%	N/A	9/30/2013[2]
New York Tax-Free Income Fund	0.15%	0.90%	0.90%	N/A	9/30/2013[2]
Strategic Income Fund	N/A	N/A	N/A	0.15%	9/30/2013[1]
Tax-Free Bond Fund	0.15%	0.90%	0.90%	N/A	9/30/2013[2]

[1]	At the June 3-5, 2012 meeting of the Board of Trustees of the Trusts, the Distributor notified the Board of, and the Board approved, the waiver and limit of the Rule 12b-1 distribution fees and/or service fees of the Funds to the extent necessary to achieve the aggregate distribution and service fees set forth above with the respective expiration dates listed above, each effective as of June 5, 2012.

[2]	At the June 3-5, 2012 meeting of the Board of Trustees of the Trusts, the Distributor notified the Board of, and the Board approved, the extension of the expiration date of the waiver and limit of the Rule 12b-1 distribution fees and/or service fees of the Funds set forth above to September 30, 2013, each effective upon the current expiration date of September 30, 2012.